                                                                     Exhibit 3.2

                              AMENDED AND RESTATED
                                     BYLAWS
                                       OF
                                  ZENGINE, INC.


                               ARTICLE I. OFFICES

         1.1 REGISTERED OFFICE AND REGISTERED AGENT. The registered office of Zengine, Inc. ("Corporation") shall be located in the State of Delaware at such place as may be fixed from time to time by the Board of Directors upon filing of such notices as may be required by law, and the registered agent shall have a business office identical with such registered office.

        1.2 OTHER OFFICES. The Corporation may have other offices within or outside the State of Delaware at such place or places as the Board of Directors may from time to time determine.

                       ARTICLE II. STOCKHOLDERS' MEETINGS

        2.1 MEETING PLACE. All meetings of the stockholders shall be held at the principal place of business of the Corporation, or at such other place within or outside the State of Delaware as shall be determined from time to time by the Board of Directors, and the place at which any such meeting shall be held shall be stated in the notice of the meeting.

        2.2 ANNUAL MEETING TIME. The annual meeting of the shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held on the first Monday in the fourth month following the close of each fiscal year of the Corporation at the hour of 10:00 a.m., if not a legal holiday, and if a legal holiday, then on the next business day not a legal holiday, at the same hour, or at such other date and time as may be determined by the Board of Directors and stated in the notice of such meeting.

        2.3 ORGANIZATION. Each meeting of the stockholders shall be presided over by the Chairman of the Board, or by the President, or if neither the Chairman, nor the President is present, then by a Vice President or such other officer as designated by the Board of Directors. The Secretary, or in his or her absence a temporary Secretary, shall act as secretary of each meeting of the stockholders. In the absence of the Secretary and any temporary Secretary, the chairman of the meeting may appoint any person present to act as secretary of the meeting. The chairman of any meeting of the stockholders, unless prescribed by law or unless the Chairman of the Board has determined otherwise, shall determine the order of the business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussions as shall be deemed appropriate in the chairman's sole discretion.

        2.4 SPECIAL MEETINGS. Special meetings of the stockholders for any purpose may be called at any time in the manner provided in the Amended and Restated Certificate of Incorporation which is incorporated herein with the same effect as if it were set forth herein.


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        2.5    NOTICE.

        (a) Notice of the time and place of the annual meeting of stockholders shall be given by delivering personally or by mailing a written notice of the same, not less than ten days and not more than sixty days prior to the date of the meeting, to each stockholder of record entitled to vote at such meeting.

        (b) Not less than ten days and not more than sixty days prior to the meeting, a written notice of each special meeting of stockholders, stating the place, day and hour of such meeting, and the purpose or purposes for which the meeting is called, shall be either delivered personally or mailed to each stockholder of record entitled to vote at such meeting.

        (c) When any stockholders' meeting, either annual or special, is adjourned for thirty days or more, or if a new record date is fixed for an adjourned meeting of stockholders, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the time and place of any meeting adjourned for less than thirty days (unless a new record date is fixed therefor), other than an announcement at the meeting at which such adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting.

         2.6 QUORUM; ACTIONS OF STOCKHOLDERS. Except as otherwise required by law:

        (a) A quorum for the transaction of business at any annual or special meeting of stockholders shall consist of stockholders representing, either in person or by proxy, a majority of the outstanding capital stock of the Corporation entitled to vote on that matter at such meeting, but in no event shall a quorum consist of less than one-third of the shares entitled to vote at the meeting, except as otherwise provided by statute, the Amended and Restated Certificate of Incorporation or these Amended and Restated Bylaws. In the absence of such a quorum, the holders of a majority of the shares represented at the meeting shall have the right successively to adjourn the meeting to a specified date. At the adjourned meeting, the Corporation may transact any business that might have been transacted at the original meeting. The absence from any meeting of the number of shares required by law, the Amended and Restated Certificate of Incorporation or these Amended and Restated Bylaws for action upon one matter shall not prevent action at such meeting upon any other matter or matters that properly may come before the meeting, if the number of shares required in respect of such other matters shall be present.

        (b) With respect to any other matter other than the election of directors, the votes of a majority of all votes cast at any properly called meeting or adjourned meeting of stockholders at which a quorum, as defined above, is present, shall be sufficient to approve any matter that properly comes before the meeting, unless the proposition or question is one upon which by express provisions of law or of the Amended and Restated Certificate of Incorporation or these Amended


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Amended and Restated Bylaws
Page 3

and Restated Bylaws, a different vote is required, in which case the express provision shall govern and establish the number of votes required to determine such proposition or questions.

        (c) Directors are to be elected by a plurality of votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. Stockholders shall not be permitted to cumulate their votes for the election of directors. If, at any meeting of the stockholders, due to a vacancy or vacancies or otherwise, directors of more than one class of the Board of Directors are to be elected, each class of directors to be elected at the meeting shall be elected in a separate election by a plurality vote.

        2.7 VOTING OF SHARES. Except as otherwise provided in these Amended and Restated Bylaws or to the extent that voting rights of the shares of any class or classes are limited or denied by the Amended and Restated Certificate of Incorporation, each stockholder, on each matter submitted to a vote at a meeting of stockholders, shall have one vote for each share of stock registered in his name on the books of the Corporation.

        2.8 FIXING OF THE RECORD DATE. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders, or any adjournment thereof, or entitled to receive payment of any dividend, the Board of Directors may fix in advance a record date for any such determination of stockholders, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty days and, in case of a meeting of stockholders, not less than ten days prior to the date on which the particular action requiring such determination of stockholders is to be taken.

        2.9 PROXIES. A stockholder may vote either in person or by proxy executed in writing by the stockholder, or his duly authorized attorney-in-fact. No proxy shall be valid after three years from the date of its execution, unless the proxy provides for a longer period. A stockholder may authorize another person or persons to act for him as proxy by transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder. If it is determined that such telegrams, cablegrams or other electronic transmissions are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information upon which they relied.

        2.10 VOTING OF SHARES IN THE NAME OF TWO OR MORE PERSONS. When ownership stands in the name of two or more persons, in the absence of written directions to the Secretary of the Corporation to the contrary, at any meeting of the stockholders of the Corporation any one or more of such


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Amended and Restated Bylaws
Page 4

stockholders may cast, in person or by proxy, all of the votes to which such ownership is entitled. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose names shares of stock stand, the vote or votes to which those persons are entitled shall be cast as directed by a majority of those holding such stock and present in person or by proxy at such meeting. In the event an attempt is made to cast conflicting votes by more than one person and the number executing consents exceeds the number executing objections to consents, the former may act for all, and likewise if the number executing objections to consents exceeds the number executing consents, then the greater number may act for all, and if only one person attends the meeting, or executes a consent and no other of said persons executes an objection to such consent, then that one person may act for all, and if more than one person votes, but the vote is evenly split on any particular matter, then each faction may vote its shares in question proportionately.

        2.11 VOTING OF SHARES BY CERTAIN HOLDERS. Shares standing in the name of another corporation may be voted by the chairman of the board, president, any vice president, the secretary or the treasurer of the corporation holding such shares and any such officer shall conclusively be deemed to have authority to vote on behalf of such corporation and to appoint proxies and execute consents, waivers or releases unless it appears by a certified copy of the regulations, bylaws or a resolution of the board of directors or executive committee of such corporation that such authority does not exist or is vested in some other officer or person. Shares registered in the name of another held by a fiduciary may be voted by him or her, either in person or by proxy, on proof of the fact that legal title to the stock has devolved on him or her in a fiduciary capacity and that he or she is qualified to act in that capacity. A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred, but these Amended and Restated Bylaws do not affect the validity of any agreement between the pledgor and pledgee as to the giving of proxies or the exercise of voting rights.

        2.12 INSPECTORS. For each meeting of stockholders, the Board of Directors in advance of the meeting, may appoint one or more inspectors of election. If for any meeting the inspector(s) appointed by the Board of Directors shall be unable to act or the Board of Directors shall fail to appoint any inspector, then one or more inspectors may be appointed at the meeting by the chairman thereof. Such inspectors shall determine the number of shares outstanding, the voting rights with respect to each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, and shall receive and canvass the votes for the election of directors and/or any proposal voted on by ballot and/or by proxy, and shall hear and determine and retain for a reasonable period a record of all challenges and questions arising in connection with the vote, count and tabulate all votes, consents, waivers and releases, determine and announce the result and do all acts as are proper to conduct the election or vote with fairness to all stockholders. For all cases in which the right to vote upon any share of the Corporation shall be questioned, it shall be the duty of the inspectors to examine the stock ledger of the Corporation as evidence of the shares held, and all shares that appear standing thereon in the name of any person or persons may be voted upon by


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Amended and Restated Bylaws
Page 5

such person or persons. Each inspector before entering upon the duties of such office shall take an oath to execute his or her duties with strict impartiality and to the best of his or her ability.

        2.13 WAIVER OF NOTICE. A waiver of any notice required to be given any stockholder, signed by the person or persons entitled to such notice, whether before or after the time stated therein for the meeting, shall be equivalent to the giving of such notice.

        2.14 LIST OF STOCKHOLDERS ENTITLED TO VOTE. The Secretary of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. Upon the willful neglect or refusal of the directors to produce such a list at any meeting for the election of directors, they shall be ineligible for election to any office at such meeting. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholder or the books of the corporation, or to vote in person or by proxy at any meeting of such stockholders.

                           ARTICLE III. CAPITAL STOCK

        3.1 CERTIFICATES. Certificates of stock shall be issued in numerical order, and each stockholder shall be entitled to a certificate signed, either manually or by facsimile, by the Chairman of the Board, President or a Vice President, and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and may be sealed with the seal of the Corporation or a facsimile thereof. If an officer who has signed or whose facsimile signature has been placed upon such certificate ceases to be an officer before the certificate is issued, the certificate may still be issued by the Corporation with the same effect as if the person were an officer on the date of issue. Each certificate of stock shall state:

        (a) that the Corporation is organized under the laws of the State of Delaware;

        (b)    the name of the person to whom issued; and

        (c)    the number of shares which such certificate represents.


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        3.2    TRANSFERS.

        (a) Transfers of stock shall be made only upon the stock transfer books of the Corporation, kept at the principal office of the Corporation or at its principal place of business, or at the office of its transfer agent or registrar, by the person or person named in the certificate or by the attorney lawfully constituted in writing representing such person or persons and upon surrender of the certificate or certificates being transferred which certificate shall be properly endorsed for transfer or accompanied by a duly executed stock power. Whenever a certificate is endorsed by or accompanied by a stock power executed by someone other than the person or persons named in the certificate, evidence of authority to transfer shall also be submitted with the certificate. All certificates surrendered to the Corporation for transfer shall be cancelled.

        (b) The Board of Directors shall have the power and authority to make all such rules and regulations as it shall deem expedient concerning the issuance, transfer and registration of certificates for shares of stock of the Corporation, subject to the Delaware General Corporation Law ("DGCL").

        (c) Transfer agents and registrars for the Corporation's stock shall be banks, trust companies or other corporations located within or without the State of Delaware as shall be appointed by the Board of Directors. The Board also shall define the authority of such transfer agents and registrars. The Board of Directors, by resolution, may open a share register in any state of the United States, and may employ an agent or agents to keep such register, and to record transfers of shares therein.

        3.3 REGISTERED OWNER. Registered stockholders shall be treated by the Corporation as the holders in fact of the stock standing in their respective names and the Corporation shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of the State of Delaware. The Board of Directors may adopt by resolution a procedure whereby a stockholder of the Corporation may certify in writing to the Corporation that all or a portion of the shares registered in the name of such stockholder are held for the account of a specified person or persons.

        3.4 LOST, STOLEN OR DESTROYED CERTIFICATES. The Corporation may issue a new certificate of stock in place of any certificate previously issued by it which is alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation proof of loss, theft or destruction or an affidavit relating thereto and a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.


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         3.5 FRACTIONAL SHARES OR SCRIP. The Corporation may (a) issue fractions of a share which shall entitle the holder to exercise voting rights, to receive dividends thereon and to participate in any of the assets of the Corporation in the event of liquidation; (b) arrange for the disposition of fractional interests by those entitled thereto; (c) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such shares are determined; or (d) issue scrip in registered or bearer form which shall entitle the holder to receive a certificate for a full share upon the surrender of such scrip aggregating a full share.

        3.6 SHARES OF ANOTHER CORPORATION. Shares owned by the Corporation in another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the Board of Directors may determine or, in the absence of such determination, by the President or a Vice President of the Corporation.

                         ARTICLE IV. BOARD OF DIRECTORS

        4.1 NUMBER AND POWERS. The management of all the affairs, property and interests of the Corporation shall be vested in a Board of Directors. The Board of Directors shall consist of five (5) persons as of the effective date of these Amended and Restated Bylaws. Directors need not be residents of the State of Delaware nor hold stock of the Corporation. Directors shall be elected annually as set forth in the Amended and Restated Certificate of Incorporation. In addition to the powers and authorities expressly conferred upon it by these Amended and Restated Bylaws and the Amended and Restated Certificate of Incorporation, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Amended and Restated Certificate of Incorporation or by these Amended and Restated Bylaws directed or required to be exercised or done by the stockholders.

        4.2 CHANGE OF NUMBER. The number of directors may at any time be increased or decreased by a vote of a majority of the Board of Directors provided that no decrease shall have the effect of shortening the term of any incumbent director except as provided in Sections 4.3 and 4.4 hereunder.

        4.3 VACANCIES. All vacancies in the Board of Directors shall be filled by the Board of Directors in the manner provided in the Amended and Restated Certificate of Incorporation which is incorporated herein with the same effect as if it were set forth herein.

        4.4 REMOVAL OF DIRECTORS. Directors may be removed in the manner provided in the Amended and Restated Certificate of Incorporation which is incorporated herein with the same effect as if it were set forth herein.

         4.5 REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at least once each quarter on such day as the Board of Directors by resolution shall prescribe and at such hour as may be stated in the notice of the meeting. Meetings of committees of the Board shall be


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Page 8

held as prescribed by resolution of the Board of Directors or by resolution of such committee. At least two days' notice of the time and place of each meeting of the directors or a committee of theBoard shall be personally delivered, mailed, sent by facsimile with receipt confirmed by telephone at the director's residence or principal place of business or given by telephone to each member of the Board or such committee. Such notice shall be deemed to be delivered four days after it is deposited in the mail so addressed with postage prepaid. Neither the business to be transacted at, nor the purpose of, any regular meeting need be specified in the notice or any waiver of notice of such meeting. Regular meetings of the Board of Directors or any committee may be held at the principal place of business of the Corporation or at such other place or places, either within or without the State of Delaware, as the Board of Directors or such committee, as the case may be, may from time to time designate. The annual meeting of the Board of Directors shall be held without notice immediately after the adjournment of the annual meeting of stockholders, for the purpose of organizing the Board, electing officers and members of committees and transacting other business.

        4.6    SPECIAL MEETINGS.

        (a) Special meetings of the Board of Directors may be called at any time by the Chairman, the President or by a majority of the authorized number of directors, to be held at the principal place of business of the Corporation or at such other place or places as the Board of Directors or the person or persons calling such meeting may from time to time designate. Notice of all special meetings of the Board of Directors shall be given to each director by at least two days' service of the same by facsimile with receipt confirmed by telephone, telephone or personally, and by at least four days' service when delivered by mail at the address at which the director is most likely to be reached. Such notice shall be deemed to be delivered four days after it is deposited in the mail so addressed with postage prepaid. Such notice need not specify the business to be transacted at, nor the purpose of, the meeting.

        (b) Special meetings of any committee may be called at any time by such person or persons and with such notice as shall be specified for such committee by the Board of Directors, or in the absence of such specification, in the manner and with the notice required for special meetings of the Board of Directors.

        4.7    QUORUM.

        (a) A majority of the Board of Directors of the Corporation at the time of a meeting of the Board of Directors shall be necessary at all meetings to constitute a quorum for the transaction of business. At any meeting of the Board, no action shall be taken (except adjournment, in the manner provided below) until after a quorum has been established.

        (b) The act of a majority of directors who are present at a meeting at which a quorum previously has been established (or at any adjournment of such meeting, provided that a quorum


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Page 9

previously shall have been established at such adjourned meeting) shall be the act of the Board of Directors, regardless of whether or not a quorum is present at the time such action is taken.
         (c) In the event a quorum cannot be established at the beginning of a meeting, a majority of the directors present at the meeting, or the director, if there be only one person, or the Secretary of the Corporation, if there be no director present, may adjourn the meeting from time to time until a quorum be present. If the meeting is adjourned, only announcement of adjournment at such meeting is necessary.

        4.8 WAIVER OF NOTICE. Attendance of a director at a meeting of directors shall constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting, prior to or at the commencement of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. A waiver of notice may be given in writing by the director either before or after the meeting.

        4.9 REGISTERING DISSENT. A director who is present at a meeting of the Board of Directors at which action on a corporate matter is taken shall be presumed to have assented to such action unless the director announces his dissent at the meeting and his dissent shall be entered in the minutes of the meeting, or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting, before the adjournment thereof, or shall forward such dissent by certified mail, return receipt requested, bearing a postmark from the United States Postal Service to the Secretary of the Corporation within a reasonable time after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action or failed to make his dissent known at the meeting.

        4.10   EXECUTIVE, AUDIT AND OTHER COMMITTEES.

        (a) Standing or special committees may be appointed from the directors' own number by the Board of Directors from time to time, and the Board of Directors from time to time may invest such committees with such powers as it may see fit, subject to such conditions as may be prescribed by the Board and subject to the limitations imposed by the DGCL. An Executive Committee may be appointed by resolution passed by a majority of the Board of Directors. It shall have and exercise all of the authority of the Board of Directors, except in reference to the filling of vacancies among the directors or in any committee of the directors. All committees so appointed shall consist of two or more directors, shall keep regular minutes of the transactions of their meetings and shall cause them to be recorded in books kept for that purpose at the principal office of the Corporation. The designation of any such committee, and the delegation of authority thereto, shall not relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

         (b) Unless otherwise provided by the Board of Directors, a majority of the members of any committee shall constitute a quorum for the transaction of business at any meeting of such


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committee and the acts of a majority of the members present at a meeting at which a quorum is present shall be the acts of the committee.

        4.11 REMUNERATION. Directors, as such, may receive a stated salary and/or shares of, or the right to purchase shares of, capital stock of the Corporation, for their service, and by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of such Board. Members of standing or special committees may be allowed like compensation for attending committee meetings.

        4.12 ACTION BY DIRECTORS WITHOUT A MEETING. Any action required or which may be taken at a meeting of the directors, or of a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so taken or to be taken, shall be signed by all of the directors, or all of the members of the committee, as the case may be and filed with the corporate records reflecting the action taken or with the minutes of the proceedings of the Board or Committee. Such consent shall have the same effect as a unanimous vote.

        4.13 ACTION OF DIRECTORS BY COMMUNICATIONS EQUIPMENT. Any action that is required or that may be taken at a meeting of directors, or of a committee thereof, may be taken by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other simultaneously. Directors who participate by the use of such equipment shall be deemed to have been present at any such meeting.

        4.14 PRESIDING OFFICER. The Chairman of the Board shall preside at all meetings of the Board of Directors at which the Chairman is present. In the Chairman's absence, the President shall preside. In the absence of the Chairman and/or President, the Board shall select a chairman of the meeting from among the directors present.

                               ARTICLE V. OFFICERS

        5.1 DESIGNATIONS. The officers of the Corporation shall be a President, a Vice President, Treasurer and a Secretary and, as the Board may designate, such Vice Presidents, Assistant Secretaries and Assistant Treasurers, each of whom shall be elected by a majority vote of the Board of Directors for a one-year term at their first meeting after the annual meeting of stockholders, and who shall hold office until their successors are elected and qualified. The Board of Directors also may elect or authorize the appointment of such other officers as the business of the Corporation may require. Any two or more offices may be held by the same person, but such an individual who occupies dual offices may not execute, acknowledge or verify an instrument required by law to be executed, acknowledged or verified by two or more officers. The Board of Directors may appoint a Chairman or a Vice Chairman of the Board, but the person who holds that position shall not be considered an officer of the Corporation.


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        5.2    POWERS AND DUTIES. The officers of the Corporation shall have such authority and perform such duties as the Board of Directors may from time to time authorize or determine. In the absence of action of the Board of Directors, the officers shall have such powers and duties as may be provided in these Amended and Restated Bylaws, as permitted by applicable law, and as generally pertain to their respective offices.

        5.3    PRESIDENT.

               (a) The President shall be the President of the Corporation, shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.

               (b) The President shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed, and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

        5.4 VICE PRESIDENTS. The Vice-President, or if there shall be more than one, the Vice- Presidents in the order determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

        5.5    TREASURER AND ASSISTANT TREASURERS.

        (a) The Treasurer shall have the custody of the corporate funds and securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

        (b) The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all of his or her transactions as Treasurer and of the financial condition of the Corporation.

        (c) If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of Treasurer and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under the treasurer's control, belonging to the corporation.


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         (d) The Assistant Treasurer or, if there shall be more than one, the
Assistant Treasurers in the order determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer, and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

        5.6    SECRETARY AND ASSISTANT SECRETARIES.

        (a) The Secretary shall attend all meetings of the board of directors and all meetings of the stockholders, and shall record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose, and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision the Secretary shall be. The Secretary shall have custody of the corporate seal of the Corporation, if any, and the Secretary, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by the Secretary's signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature.

        (b) The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary, and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

        5.7 DELEGATION. In the case of the absence or inability to act of any officer of the Corporation and of any person herein authorized to act in such officer's place, the Board of Directors may from time to time delegate the powers or duties of such officer to any other officer or any director or other person whom it may select.

        5.8 VACANCIES. Vacancies in any office arising from any cause may be filled by a vote of a majority of the Board of Directors at any regular or special meeting of the Board.

        5.9 OTHER OFFICERS. The Board of Directors may appoint such other officers and agents as it shall deem necessary or expedient, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

        5.10 TERM; REMOVAL. The officers of the Corporation shall hold office until their successors are chosen and qualified. Any officer or agent elected or appointed by the Board of Directors may be removed at any time, with or without cause, by the affirmative vote of a majority of the Board


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of Directors, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

        5.11 SALARIES. The salaries and other compensation of all officers of the Corporation shall be fixed by the Board of Directors.

              ARTICLE VI. INDEMNIFICATION OF DIRECTORS AND OFFICERS

        6.1 INDEMNIFICATION. The Corporation shall indemnify its directors and officers in the manner provided in the Amended and Restated Certificate of Incorporation, which is incorporated herein with the same effect as if it were set forth herein.

                ARTICLE VII. DIVIDENDS; FINANCE; AND FISCAL YEAR

        7.1 DIVIDENDS. Subject to the applicable provisions of the General Corporation Law of the State of Delaware, dividends upon the capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property or in shares of the capital stock of the Corporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, may deem proper as a reserve or reserves to meet contingencies, or for repairing or maintaining any property of the Corporation, or for any other proper purpose, and the Board of Directors may modify or abolish any such reserve.

        7.2 DISBURSEMENTS. All checks or demand for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate by resolution. In the absence of such a resolution, the President and Treasurer shall be deemed authorized to sign such documents.

        7.3 DEPOSITORIES. The monies of the Corporation shall be deposited in the name of the Corporation in such bank or banks or financial institutions as the Board of Directors shall designate, and shall be drawn out only by check or other order for payment of money signed by such persons and in such manner as may be determined by resolution of the Board of Directors.

        7.4 CONTRACTS. The Board of Directors may authorize any officer or officers, agent or agents to enter into any contracts or execute and deliver any instrument in the name and on behalf of the Corporation. Such authority may be general or confined to specific instances. Unless otherwise directed by the Board of Directors, the Chairman of the Board shall have the authority to bind the Corporation to those contracts made in the ordinary and usual course of business of the Corporation.


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         7.5 LOANS. No loan shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by the Board of Directors. Such authority may be general or confined to specific purposes.

         7.6 FISCAL YEAR. The fiscal year of the Corporation shall end on the 30th day of September of each year. The Corporation shall be subject to an annual audit as of the end of its fiscal year by independent public accountants appointed by and responsible to the Board of Directors.

                          ARTICLE VIII. CORPORATE SEAL

        The corporate seal of the Corporation shall be in such form and bear such inscription as may be adopted by resolution of the Board of Directors, or by usage of the officers on behalf of the Corporation.

                          ARTICLE IX. BOOKS AND RECORDS

        The Corporation shall keep correct and complete books and records of account and shall keep minutes and proceedings of its stockholders and Board of Directors. It also shall keep at its principal office, or at the office of its transfer agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of the shares held by each. Any books, records and/or minutes may be in written form or any other form capable of being converted into written form within a reasonable time.

                              ARTICLE X. AMENDMENTS

        10.1 AMENDMENTS. These Amended and Restated Bylaws may be altered, amended or repealed in the manner provided in the Amended and Restated Certificate of Incorporation, which is incorporated herein with the same effect as if it were set forth herein.

        10.2 EMERGENCY BYLAWS. The Board of Directors may adopt emergency Bylaws, subject to repeal or change or by action of the stockholders, which shall be operative during any emergency in the conduct of the business of the Corporation resulting from an attack on the United States, any nuclear or atomic disaster or during the existence of any catastrophe or other similar emergency condition.

   As adopted by the Board of Directors of the Corporation this __ day of April, 2000.

                                                        -------------------
                                                        Ira H. Stanley


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                                                        Secretary